     EXHIBIT 10.1
INTERIM INVESTMENT SUB-ADVISORY AGREEMENT
BY AND AMONG
GRIFFIN CAPITAL BDC ADVISOR, LLC,
BCSF ADVISORS, LP.
AND
GRIFFIN CAPITAL BDC CORP.
THIS INTERIM INVESTMENT SUB-ADVISORY AGREEMENT (this “Agreement”) is made this 1st day of August 2017, by and among Griffin Capital BDC Advisor, LLC, a Delaware limited liability company (the “Adviser”), BCSF Advisors, LP, a Delaware limited liability company (the “Sub-Adviser”), and Griffin Capital BDC Corp. (formerly known as, Griffin-Benefit Street Partners BDC Corp.), a Maryland corporation (the “BDC”).
WHEREAS, the Adviser and the Sub-Adviser are investment advisers that are registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and engage in the business of providing investment management services; and
WHEREAS, the Adviser has been retained to act as the investment adviser to the BDC, a closed-end management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”), pursuant to an Investment Advisory Agreement dated January 16, 2015 (the “Advisory Agreement”); and
WHEREAS, Section 1(e) of the Advisory Agreement permits the Adviser, subject to the supervision and direction of the BDC’s board of directors (the “Board”), to delegate certain of its duties thereunder to other investment advisers, subject to the requirements of the 1940 Act; and
WHEREAS, the Adviser desires to retain the Sub-Adviser to assist it in fulfilling certain of its obligations under the Advisory Agreement, and the Sub-Adviser is willing to render such services subject to the terms and conditions set forth in this Agreement; and
WHEREAS, this Agreement is being entered into in reliance upon Rule 15a-4 under the 1940 Act.
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1.	Duties of the Sub-Adviser.
(a)            Retention of Sub-Adviser. The Adviser hereby engages the Sub-Adviser to assist the Adviser in managing the investment and reinvestment of the assets of the BDC in accordance with the terms set forth herein and subject to the supervision of the Board.
(b)           Responsibilities of Sub-Adviser. The Sub-Adviser shall, during the term and subject to the provisions of this Agreement:

(i)
provide portfolio management services on a discretionary basis, subject to the investment objective and strategies of the BDC as set forth in the Registration Statement of the BDC (as defined below) and any additional investment limitations that the Adviser and Sub-Adviser may agree to from time to time;

The parties acknowledge and agree that the Sub-Adviser shall only provide the services expressly set forth herein and shall have no responsibility to provide any other administrative and/or management services (including, without limitation, services to ensure that the BDC is operated in compliance with applicable law and regulatory requirements).

(ii)
place orders with respect to, and arrange for, any investment, including but not limited to, entering into block trades and swaps as necessary, in accordance with applicable law, including rules and regulations promulgated by the U.S. Commodity Futures Trading Commission;

(iii)	identify, evaluate and negotiate the structure of the BDC’s investments;
(iv)	monitor and service the BDC’s investments;
(v)	perform due diligence on prospective investments and portfolio companies;
(vi)
upon the reasonable request by the Adviser or the BDC, provide the BDC and/or the Adviser (as necessary) with such records concerning the Sub-Adviser’s activities with respect to this Agreement which the BDC or the Adviser are required to maintain under applicable law or regulation; and

(vii)
assist the Adviser, upon the Adviser’s reasonable request from time to time, in performing the Adviser’s other duties under the Advisory Agreement, subject to any limitations contained herein and/or applicable law.

(c)            Acceptance of Engagement. The Sub-Adviser hereby agrees during the term hereof to render the services described herein for the compensation provided herein, subject to the limitations contained herein. The Sub-Adviser shall seek to carry out its responsibilities under this Agreement in compliance with: (i) the BDC’s investment objectives, policies and restrictions as set forth in the BDC’s registration statement on Form N-2 as amended from time to time (the “Registration Statement”), subject to the provision set forth in Section 1(b)(ii) hereof; (ii) such policies, directives, regulatory restrictions and compliance policies as the Adviser and the Sub-Adviser may from time to time jointly establish; and (iii) applicable law and related regulations applicable to the Sub-Adviser.
(d)            Independent Contractor Status. The Sub-Adviser shall, for all purposes herein provided, be deemed to be an independent contractor and, except as expressly provided or authorized herein, shall have no authority to act for or represent the Adviser or the BDC in any way or otherwise be deemed an agent of the Adviser or the BDC.

2.	Expenses.
(a)             Except as provided below in this Section 2, the Sub-Adviser assumes no obligation with respect to, and shall not be responsible for, the expenses of the Adviser or the BDC in fulfilling the Sub-Adviser’s obligations hereunder.
(b)            During the term of this Agreement, except as set forth herein, the Sub-Adviser shall pay all expenses incurred by it in connection with the activities it undertakes to meet its obligations hereunder. The Sub-Adviser shall, at its sole expense, employ or consult with such persons as it believes to be qualified to assist it in the execution of its duties under this Agreement, including without limitation, persons employed or otherwise retained by the Sub-Adviser or made available to the Sub-Adviser by its affiliates. The Adviser shall cause the Sub-Adviser to be reimbursed by the BDC to the same extent as such expenses would be reimbursable to the Adviser pursuant to Sections 2(b) and 2(c) of the Advisory Agreement had such expenses been incurred by the Adviser. The Sub-Adviser shall maintain and supply to the BDC and the Adviser as they may reasonably request, records of all such expenses for which it seeks reimbursement. The Sub-Adviser shall be reimbursed by the BDC for its expenses incurred in accordance with this Section 2 promptly following its request therefor, but in no event later than 20 business days following such request.

(c)            Upon the reasonable request of the Sub-Adviser, the Adviser shall permit representatives of the Sub-Adviser to examine, make copies of, and meet with representatives of the Adviser to discuss and ask questions regarding, the books and records of the Adviser and the BDC, as applicable, and the Adviser shall furnish the Sub-Adviser and its representatives with such additional financial, operating and other data and information as the Sub-Adviser may reasonably request. Such examinations and meetings shall be made during normal business hours and with the least amount of interference with the BDC’s and Adviser’s, as applicable, business and operations as reasonably practicable.
(d)     Upon the reasonable request of the Adviser, the Sub-Adviser shall permit representatives of the Adviser to examine, make copies of, and meet with representatives of the Sub-Adviser to discuss and ask questions regarding, the books and records of the Sub-Adviser, and the Sub-Adviser shall furnish the Adviser and its representatives with such additional financial, operating and other data and information as the Adviser may reasonably request. Such examinations and meetings shall be made during normal business hours and with the least amount of interference with the Sub-Adviser’s business and operations as reasonably practicable.
(e)            Upon the reasonable request of the Sub-Adviser, the BDC shall permit representatives of the Sub-Adviser to meet with the BDC’s directors who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the 1940 Act) of any such party (“Independent Directors”). Such meetings shall take place during normal business hours, at a mutually agreeable date and time and with the least amount of interference with the BDC’s business and operations as reasonably practicable. The Adviser shall be permitted to have a representative attend any of these meetings.
(f)            The parties hereto acknowledge and agree that the following categories of expenses shall constitute the only categories of personnel expenses for which the Adviser or the BDC’s administrator may seek reimbursement from the BDC in furtherance of and in addition to the services described in Sections 2(b) and 2(c) of the Advisory Agreement: (i) compliance; (ii) legal; (iii) accounting and SEC and shareholder reporting obligations; (iv) administration; (v) operations; (vi) investor relations and other shareholder services: (vii) marketing (solely related to marketing the services of the BDC); and (viii) similar functions performed in connection with the operation of the BDC.

3.	Compensation.
In consideration for the Sub-Adviser’s services hereunder, with respect to each Term Year (as defined herein), the Adviser shall pay the Sub-Adviser the fee described herein, payable quarterly in arrears within five (5) business days of when fees are paid to the Adviser.

(a)            With respect to any fees payable by the BDC during a Term Year (including without limitation the Base Management Fees and Incentive Fees, as such terms are defined in the Advisory Agreement, collectively referred to herein as the “Advisory Fees”), the Sub-Adviser shall be entitled to receive 50% of any such amounts. For the avoidance of doubt, this includes Incentive Fees received by the Adviser in connection with the orderly liquidation of the BDC’s assets. In addition, 50% of any other payment from a third party (not including the BDC) to the Adviser in connection with the BDC’s portfolio or any transaction involving the BDC’s portfolio, including a liquidity event, as such term is described in the Registration Statement, shall be paid to the Sub-Adviser.

(b)           In the event that this Agreement is terminated other than at the end of a calendar year, for purposes of determining fees payable to the Sub-Adviser under this Section 3 during the Term Year in which such termination occurs, the Advisory Fees payable to the Adviser shall be calculated as if the Advisory Agreement terminated as of the termination date of this Agreement.

(c)            Except as required by applicable law, rule or regulation, any deferral, reduction, waiver or other modification of the Advisory Fees to be paid to the Adviser (including, without limitation, the manner and timing by which such fees are paid or payable to the Adviser) will require the prior written consent of the Sub-Adviser.

(d)           In no event shall any deferral, reduction, waiver or other modification of the dealer manager fee payable to Griffin Capital Securities, Inc., an affiliate of the Adviser and the dealer manager of the securities of the BDC adversely affect the Advisory Fees payable to the Sub-Adviser or the expenses for which it is entitled to be reimbursed hereunder.

For purposes of this Agreement, a “Term Year” shall mean each annual period beginning on the Effective Date (as defined in Section 9 hereof) or anniversary thereof, and ending on the day prior to the anniversary of the Effective Date.

4.	Representations, Warranties and Covenants of the Sub-Adviser.
The Sub-Adviser represents, warrants and covenants to the Adviser and the BDC as follows:

(a)            The Sub-Adviser is registered as an investment adviser under the Advisers Act and shall maintain such registration during the term of this Agreement;

(b)           The Sub-Adviser is a limited liability company duly organized and validly existing under the laws of the State of Delaware with the power to carry on its duties and obligations hereunder;

(c)            The execution, delivery and performance by the Sub-Adviser of this Agreement are within the Sub-Adviser’s powers and have been duly authorized by all necessary action on the part of its managing member and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Sub-Adviser for the execution, delivery and performance by the Sub-Adviser of this Agreement, and the execution, delivery and performance by the Sub-Adviser of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Sub-Adviser’s governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Sub-Adviser;

(d)           Parts 1 and 2 of the Form ADV (collectively, the “Form ADV”) of the Sub-Adviser previously provided to the Adviser is a true and complete copy of the form as currently filed with the Securities and Exchange Commission (the “SEC”) with the exception of Form ADV Part 2B, which is not filed with the SEC, and the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. The Sub-Adviser will promptly provide (which may be by way of posting to a datasite and notification to the Adviser) the Adviser and the BDC with a complete copy of all subsequent amendments to its Form ADV;

(e)            The Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 of the 1940 Act and will provide the Adviser and the BDC with a copy of that code, together with evidence of its adoption. Within 20 days of the end of each calendar quarter during which this Agreement remains in effect, a duly authorized officer of the general partner of the Sub-Adviser shall certify to the Adviser or the BDC that the Sub-Adviser has complied with the requirements of Rule 17j-1 of the 1940 Act during the previous quarter and that there have been no material violations of the Sub-Adviser’s code of ethics or, if such a violation has occurred, that appropriate action has been taken in response to such violation. Upon the written and reasonable request of the Adviser or the BDC, the Sub-Adviser shall permit representatives of the Adviser or the BDC to examine the reports (or summaries of the reports) required to be made to the Sub-Adviser by Rule 17j-1(c)(1) of the 1940 Act and other records evidencing enforcement of the code of ethics; provided, however, that such examinations shall: (x) be made during normal business hours and with the least amount of interference with the Sub-Adviser’s business and operations as reasonably practicable; and (y) be conducted at the sole expense of the Adviser or the BDC, as applicable. For the avoidance of doubt and except as otherwise expressly provided in the immediately preceding sentence, neither the Adviser nor the BDC shall have any right to examine, inspect, copy or review any of the books, records, reports or other written materials prepared or maintained by the Sub-Adviser, except as required under this Agreement and by applicable laws, rules or regulations to fulfill duties as a registered investment adviser or as a business development company; and

(f)            In connection with the services provided under this Agreement, the Sub-Adviser shall comply with all requirements applicable to the investment adviser of a business development company like the BDC under the Advisers Act and the 1940 Act in all material respects.

5.	Representations, Warranties and Covenants of the Adviser.
The Adviser represents, warrants and covenants to the Sub-Adviser and the BDC (as applicable) as follows:

(a)            The Adviser is registered as an investment adviser under the Advisers Act and shall maintain such registration;

(b)           The Adviser is a limited liability company duly organized and validly existing under the laws of the State of Delaware with the power to carry on its duties and obligations hereunder;

(c)            The execution, delivery and performance by the Adviser of this Agreement are within the Adviser’s powers and have been duly authorized by all necessary action and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Adviser for the execution, delivery and performance by the Adviser of this Agreement, and the execution, delivery and performance by the Adviser of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Adviser’s governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Adviser;

(d)           The Form ADV of the Adviser previously provided to the Sub-Adviser is a true and complete copy of the form as currently filed with the SEC, with the exception of Form ADV Part 2B, which is not filed with the SEC, and the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. The Adviser will promptly provide the Sub-Adviser with a complete copy of all subsequent amendments to its Form ADV;

(e)            The Adviser has duly entered into the Advisory Agreement and this Agreement;

(f)            The Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 of the 1940 Act and will provide the Sub-Adviser with a copy of that code, together with evidence of its adoption. Within 20 days of the end of each calendar quarter during which this Agreement remains in effect, a duly authorized officer of the Adviser shall certify to the Sub-Adviser that the Adviser has complied with the requirements of Rule 17j-1 of the 1940 Act during the previous quarter and that there have been no material violations of the Adviser’s code of ethics or, if such a violation has occurred, that appropriate action has been taken in response to such violation. Upon written request of the Sub-Adviser, the Adviser shall permit representatives of the Sub-Adviser to examine the reports (or summaries of the reports) required to be made to the Adviser by Rule 17j-1(c)(1) of the 1940 Act and other records evidencing enforcement of the code of ethics; provided, however, that such examinations shall: (x) be made during normal business hours and with the least amount of interference with the Adviser’s business and operations as reasonably practicable; and (y) be conducted at the sole expense of the Sub-Adviser or the BDC, as applicable. For the avoidance of doubt and except as otherwise expressly provided herein, the Sub-Adviser shall not have any right to examine, inspect, copy or review any of the books, records, reports or other written materials prepared or maintained by the Adviser, except as required under this Agreement and by applicable laws, rules or regulations to fulfill duties as a registered investment adviser or as a business development company;

(g)           In connection with the services provided under the Advisory Agreement, the Adviser shall comply with all requirements applicable to the investment adviser of a business development company like the BDC, including the Advisers Act and the 1940 Act, in all material respects. The Adviser shall provide to the Sub-Adviser all information reasonably requested by the Sub-Adviser in order to comply with the provisions hereof, the 1940 Act, the Advisers Act, the U.S. Commodity Exchange Act, as amended (the “CEA”) and the regulations promulgated thereunder;

(h)          There are no material arrangements (contractual or otherwise) with respect to the relationship between the Adviser and the BDC other than those set forth in the Advisory Agreement and Registration Statement. Except as otherwise provided in Section 3(c), any proposed amendment, waiver or modification of the Advisory Agreement by the Adviser or the creation of any arrangements noted above (whether or not economic in nature), the effect of which may adversely affect the Sub-Adviser, shall not be made to the Advisory Agreement without the prior written consent of the Sub-Adviser;

(i) The Adviser is a “qualified eligible person” as that term is defined in Commodity Futures Trading Commission (“CFTC”) Rule 4.7, and the Adviser consents to being treated as an exempt account under CFTC Rule 4.7;
(j) The Adviser is an “eligible contract participant” as defined in Section 1(A)(18) of the CEA and in CFTC Rule 1.3(m);

(k) The Adviser has reviewed the registration requirements of the CEA and the rules thereunder and is not required to register as a commodity pool operator because any pools operated by the Adviser meet the requirements for relief under CFTC Letter No. 12-40 (No-Action Relief from the Commodity Pool Operator Registration Requirement for Commodity Pool Operators of Certain Pooled Investment Vehicles Organized as Business Development Companies). The Adviser is also exempt from CFTC registration requirements as a commodity trading adviser because it qualifies for the relief available under CEA Section 4(m)(1).

6.	Representations, Warranties and Covenants of the BDC.
The BDC represents and warrants to the Sub-Adviser and the Adviser as follows:

(a)            The BDC is a closed-end investment company that will elect to be regulated as a business development company under the 1940 Act and, once such election is made immediately prior to the date that the Registration Statement is declared effective, shall maintain such treatment;

(b)           The BDC is a Maryland corporation duly incorporated and validly existing under the laws of the State of Maryland with the power to own and possess its assets and carry on its business as it is now being conducted;

(c)            The execution, delivery and performance by the BDC of this Agreement are within the BDC’s powers and have been duly authorized by all necessary action and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the BDC for the execution, delivery and performance by the BDC of this Agreement, and the execution, delivery and performance by the BDC of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the BDC’s governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the BDC;

(d)           The BDC has duly entered into this Agreement and the Advisory Agreement pursuant to which the BDC authorized the Adviser to enter into this Agreement;

(e)            The BDC shall comply with all requirements applicable to a business development company like the BDC, including the Advisers Act and the 1940 Act, in all material respects;

(f)     The BDC is a “qualified eligible person” as that term is defined in CFTC Rule 4.7, and the BDC consents to being treated as an exempt account under CFTC Rule 4.7;

(g)    The BDC is an “eligible contract participant” as defined in Section 1(a)(18) of the CEA and in CFTC Rule 1.3(m);

(h)    The BDC (i) has reviewed CFTC Letter No. 12-40 (No-Action Relief from the Commodity Pool Operator Registration Requirement for Commodity Pool Operators of Certain Pooled Investment Vehicles organized as Business Development Companies), (ii) has determined that it meets the requirements for relief thereunder, and (iii) has filed a claim for relief with the CFTC in accordance with the instructions set forth in CFTC Letter No. 12-40.;
(i)    The BDC consents to the Sub-Adviser placing orders with respect to, and arranging for, any investment, upon receiving a proper instruction and authorization from the Adviser, including but not limited to, entering into block trades and swap trades as necessary, in accordance with applicable law, including rules and regulations promulgated by the U.S. Commodity Futures Trading Commission; and

(k)     To the extent required by the applicable SEF rules, and in accordance with applicable law, the BDC agrees (i) to provide each SEF and its agents access to all books and records, the BDC’s staff and any other information required for monitoring and enforcement of the applicable SEF rules, (ii) that every swap entered into on the BDC’s behalf shall be subject to the rules of the SEF and to the extent such rules are applicable to that swap, and (iii) to submit to SEF jurisdiction to the extent required under applicable law and/or SEF rules.

7.	Survival of Representations, Warranties and Covenants; Duty to Update Information.
All representations, warranties and covenants made by the Sub-Adviser, the Adviser and the BDC pursuant to Section 4, 5 and 6, respectively, shall survive for the duration of this Agreement and each party hereto shall promptly notify the other parties hereto in writing upon becoming aware that any of the foregoing representations, warranties and covenants made by it are no longer true in any material respect; provided, however, that the BDC will notify the Sub-Adviser and the Adviser before undertaking any action, or omitting to take any action, that would cause the representation set forth in Section 6(h) to become untrue.

8.	Liability and Indemnification.
(a)            The duties of the Sub-Adviser shall be confined to those expressly set forth in Section 1(b) hereof and the Sub-Adviser expressly disclaims liability for any other duties. The Sub-Adviser shall not be liable for any loss, damage, liability, cost or expense (including reasonable attorneys’ fees and amounts paid in settlement) (collectively, “Losses”) arising in connection with the BDC's activities, except a Loss resulting from the Sub-Adviser’s willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder, except as may otherwise be provided under provisions of applicable state law which cannot be waived or modified hereby, in each case, as the same is finally determined by judicial proceedings. (As used in this Section 8(a), the term “Sub-Adviser” shall include, without limitation, its affiliates and the Sub-Adviser’s and its affiliates’ respective partners, shareholders, directors, members, principals, officers, managers, employees agents and controlling persons, including, without limitation, the Sub-Adviser’s managing member, each of which shall be deemed a third party beneficiary for purposes hereof). The Sub-Adviser shall indemnify the Adviser and BDC against any Loss arising from, or in connection with, the Sub-Adviser’s breach of the terms, representations and warranties herein or otherwise based upon the performance of the Sub-Adviser’s duties or obligations under this Agreement or as investment adviser of the BDC, including by reason of any pending, threatened or completed claim, action, suit, investigation or other proceeding or regulatory or self-regulatory inquiry (including an action or suit by or in the right of the BDC (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Sub-Adviser, including, without limitation, its manager); provided, however, that the Adviser shall not be indemnified for any Loss that is sustained as a result of the Adviser’s willful misfeasance, bad faith, or gross negligence in the performance of the Adviser’s duties or by reason of the reckless disregard of the Adviser’s duties and obligations under this Agreement, in each case, as the same is finally determined by judicial proceedings.

(b)           The BDC shall indemnify the Sub-Adviser (as defined in Section 8(a)) for any Loss whatsoever, arising from, or in connection with, the Sub-Adviser’s performance of its obligations under this Agreement, and the Adviser shall indemnify the Sub-Adviser (as defined in Section 8(a)) against any Loss arising from, or in connection with, the Adviser’s breach of the terms, representations and warranties herein or otherwise based upon the performance of the Adviser’s duties or obligations under this Agreement or as investment adviser of the BDC, including by reason of any pending, threatened or completed claim, action, suit, investigation or other proceeding or regulatory or self-regulatory inquiry (including an action or suit by or in the right of the BDC or the Adviser (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Adviser, including, without limitation, its manager); provided, however, that the Sub-Adviser shall not be indemnified for any Loss that is sustained as a result of the Sub-Adviser’s willful misfeasance, bad faith, or gross negligence in the performance of the Sub-Adviser’s duties or by reason of the reckless disregard of the Sub-Adviser’s duties and obligations under this Agreement, in each case, as the same is finally determined by judicial proceedings.

(c)            With respect to any claim of indemnification hereunder, the BDC or the Adviser, as the case may be, shall make advance payments in connection with the expenses of defending any action with respect to which indemnification might be sought hereunder if it receives a written undertaking to make reimbursement if it is finally judicially determined that such person is not entitled to indemnification, and if, in the case of advances by the BDC, a majority of the Independent Directors or an opinion of independent counsel determines, based on a review of readily available factors (as opposed to a trial determination) that there is reason to believe that the Sub-Adviser will ultimately be found to be entitled to indemnification.

(d)           Nothing in this Section 8 shall be construed so as to provide for the indemnification of any party or any limitation on the liability of any party that would, in either case, be in violation of applicable law, but such provisions shall otherwise be construed so as to effectuate the provisions of this Section 8 to the fullest extent permitted by applicable law.

9.	Duration and Termination of Agreement.
(a)            Term and Effectiveness. This Agreement shall become effective on the date hereof and shall continue on an interim basis (unless terminated as set forth in Section 9(b)) until the earlier of (i) 150 calendar days from the date hereof or such later date as may be consistent with the 1940 Act, rules and regulations thereunder or exemptive relief or interpretive positions of the staff of the SEC or (ii) the effective date of a new advisory agreement between the BDC and the Sub-Adviser, if any, that has been approved by a majority of the BDC’s outstanding voting securities.

(b)            Termination. This Agreement may be terminated at any time, without the payment of any penalty: (i) by the BDC upon 10 days’ prior written notice to the Sub-Adviser: (A) upon the vote of a majority of the outstanding voting securities of the BDC (as “majority” is defined in Section 2(a)(24) of the 1940 Act) or (B) by the vote of the BDC’s Independent Directors; or (ii) by the Sub-Adviser upon not less than [30] days’ prior written notice to the BDC. This Agreement shall automatically terminate in the event of its “assignment” (as such term is defined for purposes of construing Section 15(a)(4) of the 1940 Act).

(c)            Payments to and Duties of Sub-Adviser Upon Termination. (i) After the termination of this Agreement, the Sub-Adviser shall not be entitled to compensation for further services provided hereunder except that it shall be entitled to receive from the BDC within 30 days after the effective date of such termination all unpaid reimbursements and all earned but unpaid fees payable to the Sub-Adviser prior to termination of this Agreement, including any deferred fees.

(ii) The Sub-Adviser shall promptly upon termination:

(1) deliver to the Board a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board;

(2) deliver to the Board all assets, documents, books and records of the BDC then in custody of the Sub-Adviser; and

(3) cooperate with the BDC to provide an orderly transition of services.

(d)           The provisions of (i) Sections 8, 11 and 14 of this Agreement shall remain in full force and effect and the Sub-Adviser shall remain entitled to the benefits thereof notwithstanding any termination or expiration of this

Agreement, (ii) Section 10 of this Agreement shall remain in full force and effect notwithstanding any termination or expiration of this Agreement and (iii) Sections 3(c), 3(d) and 5(h) shall remain in full force and effect and the Sub-Adviser shall remain entitled to the benefits thereof notwithstanding any termination or expiration of this Agreement if and to the extent that the consequences set forth in Section 9(c)(ii) apply in the event of such termination or expiration.

10.	Services Not Exclusive.
(a)            Nothing in this Agreement shall prevent the Sub-Adviser or any member, manager, officer, employee or other affiliate thereof from engaging in any other lawful activity and shall not in any way limit or restrict the Sub-Adviser or any of its members, managers, officers, employees or agents from buying, selling or trading any securities for its or their own accounts or for the accounts of others for whom it or they may be acting.

(b)           Nothing in this Agreement shall prevent the Adviser or any member, manager, officer, employee or other affiliate thereof from engaging in any other lawful activity and shall not in any way limit or restrict the Adviser or any of its members, managers, officers, employees or agents from buying, selling or trading any securities for its or their own accounts or for the accounts of others for whom it or they may be acting.

11.	Brand Usage.
The Sub-Adviser conducts its investment advisory business under, and has the right to use, the licensed trade name BCSF Advisors, LP and/or the licensed logo as set forth on Schedule A attached hereto (collectively, the “Brand”). Upon the terms and subject to the conditions set forth in this Section 10, the Sub-Adviser hereby grants to the Adviser a revocable, non-exclusive, non-transferable and non-sublicensable (except as expressly provided herein) royalty-free limited license (the “License”) to use the Brand solely (i) in connection with the BDC’s (a) public filings; (b) requests for information from state and federal regulators; (c) offering materials and advertising materials; and (d) press releases, and (ii) for the Adviser or BDC, as applicable, to state in such materials that investment advisory services are being provided by the Sub-Adviser to the BDC under the terms of this Agreement. Prior to using the Brand in any manner (including for the uses described in clauses (i) and (ii) above), the BDC or the Adviser, as applicable, shall submit all proposed uses of the Brand to the Sub-Adviser for prior written approval. The Adviser agrees to (x) control the use of the Brand in accordance with the standards and policies as established between the Adviser and the Sub-Adviser and (y) only use the Brand if it has received the prior written approval of the Sub-Adviser for such specific use. At no time shall the Adviser contest the validity of the Brand or use the Brand other than in accordance with this Agreement. The Sub-Adviser reserves the right to terminate the License immediately upon written notice for any reason, including, without limitation, if any use of the Brand by the Adviser or the BDC is not in compliance with the standards and policies as established between the Adviser and the Sub-Adviser. Unless terminated earlier by the Sub-Adviser, the term of the License shall be for the term of this Agreement only, including any renewals and extensions, and the right to use the Brand as provided herein shall terminate immediately upon the termination or expiration of this Agreement or the investment sub-advisory relationship between the Adviser and the Sub-Adviser. The Adviser and BDC agree that the Sub-Adviser is the sole owner of the Brand, and any and all goodwill in the Brand arising from the Adviser’s or BDC’s use of the Brand shall inure solely to the benefit of the Sub-Adviser. Without limiting the foregoing, the License shall have no effect on the BDC’s ownership rights of the works within which the Brand shall be used in accordance with this Section 11. The Adviser may sublicense its rights under the License solely to the BDC; provided that any use of the Brand by the BDC shall be upon the same terms and conditions as contained herein and the Adviser shall remain liable for the BDC’s use of the Brand.

12.	Notices.
Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to each of the other party at its principal office.

13.	Amendments.
This Agreement may be amended by mutual consent of the parties, subject to the requirements of applicable law.

14.	Entire Agreement; Governing Law.
This Agreement and the Services Agreement by and between the Sub-Adviser and BDC contain the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof. Notwithstanding the place where this Agreement may be executed by any of the parties hereto, this Agreement shall be construed in accordance with the laws of the State of Delaware For so long as the BDC is regulated as a BDC under the 1940 Act, this Agreement shall also be construed in accordance with the applicable provisions of the 1940 Act. In such case, to the extent the applicable laws of the State of Delaware or any of the provisions herein, conflict with the provisions of the 1940 Act, the latter shall control.

15.	Severability.
If any provision of this Agreement shall be declared illegal, invalid, or unenforceable in any jurisdiction, then such provision shall be deemed to be severable from this Agreement (to the extent permitted by law) and in any event such illegality, invalidity or unenforceability shall not affect the remainder hereof.

16.	Counterparts.
This Agreement may be executed in counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one and the same instrument binding on both parties hereto, notwithstanding that both parties shall not have signed the same counterpart.

17.	Third Party Beneficiaries.
Except as otherwise provided in Section 8 hereof, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein express or implied shall give or be construed to give to any person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

[Remainder of page intentionally left blank; Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date above written.
PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS BROCHURE OR ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS BROCHURE OR ACCOUNT DOCUMENT.

GRIFFIN CAPITAL BDC ADVISOR, LLC
By:    /s/ Kevin A. Shields
Name: Kevin A. Shields
Title:   Chief Executive Officer

BCSF ADVISORS, LP
By:    /s/ Ranesh Ramanathan
Name: Ranesh Ramanathan
Title:   Managing Director and General Counsel

GRIFFIN CAPITAL BDC CORP.
By:   /s/ Kevin A. Shields
Name: Kevin A. Shields
Title:   President